EXHIBIT 3.4 - Amendment to Certificate of Incorporation filed February 26, 2009

March 2, 2009 ALKANE, INC. 2205 YORK ROAD LUTHERVILLE, MD 21093	FLORIDA DEPARTMENT OF STATE Division o ("Corporations

Re: Document Number K13481

The Articles of Amendment to the Articles of Incorporation for CHANARAL RESOURCES INC. which changed its name to ALKANE, INC., a Florida corporation, were filed on February 26, 2009.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H09000044614.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Darlene Connell
Regulatory Specialist II
Division of Corporations	Letter Number: 809A00007064

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on February 26, 2009, to Articles of Incorporation for CHANARAL RESOURCES INC. which changed its name to ALKANE, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H09000044614. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is K13481.

Authentication Code: 809A00007064-030209-K13481 -1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Second day of March, 2009

Kurt S. Browning
Secretary of State

Florida Department of State
Division of Corporations

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
CHANARAL RESOURCES  INC.

Document Number of Corporation: KI3481

Pursuant to the provisions of section. 607,1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	The new name of the corporation shall be ALKANE , INC.

B.	The new principal office address of the corporation shall be:

      2205 Yolk Road
      Lutherville, MD 21093

C.	Listed below is the title and name of each officer/director being removed and title, name and address of each officer/director being added:

Title	Name/Address	Type of Action
Pres/Treas/Dir Sec/Dir Pres/CEO/Dir VP/Dir	Jan Olivier Chanelle Olivier Mathew Zuckerman 4336 Toloca Avenue Toloca. Lake, CA 91602 Louis 0. Petrucci, Sr. 2205 York Road Lutherville, MD 21093	Remove Remove Add Add

D.	The above amendments were adopted by the corporation's shareholders_ The number of votes cast for the amendments by the shareholders was sufficient for approval.

Dated: February 26, 2009

Signature: /s/ Mathew Zuckerman
                        Mathew Zuckerman
                        President